SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2004 (February 19, 2004)

NEXTEL COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19656 (Commission File Number)	36-3939651 (I.R.S. Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia (Address of Principal Executive Offices)	20191 (Zip Code)

Registrants’ Telephone Number, Including Area Code:   (703) 433-4000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events and Regulation FD Disclosure

     On February 19, 2004, Nextel announced certain financial and operating results for 2003, including that:

•	During 2003, we retired approximately $7.8 billion in debt and preferred stock and issued approximately $4.7 billion in new lower cost debt. As of December 31, 2003, long-term indebtedness and preferred stock, net of cash, cash equivalents and short-term investments, was approximately $8.2 billion; and

•	The following financial and operating data:

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Consolidated Statements of Operations
(in millions, except per share amounts)

	For the year ended		For the three months ended
	December 31,		December 31,
	2003	2002	2003	2002
Operating revenues
Service revenues	$9,892	$8,186	$2,698	$2,184
Handset and accessory revenues (1)	928	535	308	147

	10,820	8,721	3,006	2,331

Operating expenses
Cost of service (exclusive of depreciation included below)	1,656	1,469	438	369
Cost of handset and accessory revenues (1)	1,495	1,047	455	288
Selling and marketing	1,814	1,543	477	405
General and administrative	1,639	1,496	459	383
Restructuring and impairment charges	—	35	—	—
Depreciation and amortization	1,694	1,595	430	396

Operating income	2,522	1,536	747	490
Interest expense	(844)	(1,048)	(180)	(235)
Interest income	42	58	10	13
(Loss) gain on retirement of debt, net of debt conversion costs of $0, $160, $0 and $26 (2)	(245)	354	(106)	7
Gain on deconsolidation of NII Holdings	—	1,218	—	1,218
Equity in losses of unconsolidated affiliates, net	(40)	(302)	(1)	(4)
Realized gain on investments	213	—	213	—
Change in fair value of investments	(2)	(37)	—	1
Other income (expense), net	4	(2)	—	(1)

Income before income tax provision	1,650	1,777	683	1,489
Income tax provision	(113)	(391)	(43)	(18)

Net income	1,537	1,386	640	1,471
(Loss) gain on retirement of mandatorily redeemable preferred stock	(7)	485	—	28
Mandatorily redeemable preferred stock dividends and accretion	(58)	(211)	(3)	(36)

Income available to common stockholders	$1,472	$1,660	$637	$1,463

Earnings per common share
Basic	$1.41	$1.88	$0.58	$1.49

Diluted	$1.36	$1.78	$0.56	$1.38

Weighted average number of common shares outstanding
Basic	1,047	884	1,100	980

Diluted	1,089	966	1,171	1,074

Selected Balance Sheet Data
(in millions)

	December 31,	December 31,
	2003	2002
Cash, cash equivalents and short-term investments	$1,971	$2,686
Accounts and notes receivable, net of allowance for doubtful accounts of $86 and $127	1,276	1,077
Property, plant and equipment, net	9,093	8,918
Intangible assets, net	7,038	6,607
Total assets	20,510	21,484

Long-term debt, including current portion	10,037	12,278
Capital lease and finance obligations, including current portion	175	272
Total liabilities	14,575	17,623

Mandatorily redeemable preferred stock	99	1,015
Stockholders’ equity	5,836	2,846

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited

Other Data

	For the year ended		For the three months ended
	December 31,		December 31,
	2003	2002	2003	2002
Handsets in service, end of period (in thousands) (3)	12,882	10,612	12,882	10,612
Net handset additions (in thousands) (3)	2,270	1,956	553	503
Average monthly minutes of use per handset	710	630	740	640
Bad debt expense included in general and administrative (in millions)	$129	$334	$28	$74
Bad debt expense as a percentage of operating revenues	1.2%	3.8%	0.9%	3.2%

Capital Expenditures
(in millions)

	For the year ended		For the three months ended
	December 31,		December 31,
	2003	2002	2003	2002
Cash paid for capital expenditures, excluding capitalized interest	$1,681	$1,815	$550	$443
Changes in capital expenditures accrued or unpaid	140	41	161	90

Capital expenditures, excluding capitalized interest	1,821	1,856	711	533
Capitalized interest	35	48	8	12

Total capital expenditures	$1,856	$1,904	$719	$545

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Condensed Consolidated Statements of Cash Flows
(in millions)

	For the year ended		For the three months ended
	December 31,		December 31,
	2003	2002	2003	2002
Cash flows from operating activities
Net income	$1,537	$1,386	$640	$1,471
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,694	1,595	430	396
Gain on deconsolidation of NII Holdings	—	(1,218)	—	(1,218)
Change in accrued interest on short-term investments	(11)	(22)	(2)	(3)
Other	92	782	(150)	364

Net cash provided by operating activities	3,312	2,523	918	1,010

Cash flows from investing activities
Cash paid for capital expenditures, including capitalized interest	(1,716)	(1,863)	(558)	(455)
Payments for licenses, acquisitions and other, net of cash acquired	(279)	(541)	(16)	(125)
Proceeds from sales of investments	248	—	248	—
Cash relinquished as a result of deconsolidation of NII Holdings	—	(250)	—	—
Net changes in short-term investments and other	(314)	418	(135)	356

Net cash used in investing activities	(2,061)	(2,236)	(461)	(224)

Cash flows from financing activities
Purchase and retirement of debt securities and mandatorily redeemable preferred stock	(4,598)	(843)	(2,132)	(154)
Proceeds from issuance of debt securities	2,483	—	500	—
Repayments under long-term credit facility	(2,965)	(47)	(2,817)	(47)
Borrowings under long-term credit facility	2,269	47	2,200	47
Proceeds from issuance of stock	689	35	84	34
Repayments under capital lease and finance obligations	(44)	(100)	(9)	(23)
Payment for capital lease buy-out	(54)	—	—	—
Mandatorily redeemable preferred stock dividends	(57)	(19)	—	(19)
Other	(14)	5	(12)	1

Net cash used in financing activities	(2,291)	(922)	(2,186)	(161)

Net (decrease) increase in cash and cash equivalents	(1,040)	(635)	(1,729)	625
Cash and cash equivalents, beginning of period	1,846	2,481	2,535	1,221

Cash and cash equivalents, end of period	$806	$1,846	$806	$1,846

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Long-Term Debt and Mandatorily Redeemable Preferred Stock Data
(dollars in millions)

		Book and
	December 31,	principal value	Borrowings			December 31,
	2002	of retirements	and other			2003
10.65% senior redeemable discount notes due 2007	$756	$756	$—			$—
9.75% senior serial redeemable discount notes due 2007	1,086	1,086				—
4.75% convertible senior notes due 2007	284	284	—			—
9.95% senior serial redeemable discount notes due 2008 net of unamortized discount of $16 and $0	1,364	1,380	16	(a	)	—
12% senior serial redeemable notes due 2008, net of unamortized discount of $3 and $0	297	297	—			—
9.375% senior serial redeemable notes due 2009	1,796	197	—			1,599
5.25% convertible senior notes due 2010	622	15	—			607
9.5% senior serial redeemable notes due 2011, including a fair value hedge adjustment of $58 and $36	948	31	(22)	(b	)	895
6% convertible senior notes due 2011	608	—	—			608
6.875% senior serial redeemable notes due 2013	—	—	500			500
7.375% senior serial redeemable notes due 2015, including unamortized premium of $0 and $8	—	—	2,008			2,008
Bank credit facility (c)	4,500	2,774	2,078	(d	)	3,804
Other	17	—	(1)	(e	)	16

Total long-term debt, including current portion	$12,278	6,820	$4,579			$10,037

13% series D exchangeable preferred mandatorily redeemable 2009	$471	471	$—			$—
11.125% series E exchangeable preferred mandatorily redeemable 2010	454	461	7	(a	)	—
Zero coupon convertible preferred stock mandatorily redeemable 2013	90	—	9	(a	)	99

	$1,015	932	$16			$99

Total retirements		$7,752

(a)	Represents the accretion of unamortized discounts or dividends.

(b)	Represents the non-cash decrease to the fair value hedge adjustment.

(c)	Reflects the restructuring of our bank credit facility to reduce the total amount of loans outstanding under the facility and to extend the maturity date and reduce the interest rate on certain of those loans.

(d)	Represents borrowings of $2,269 million less scheduled principal payments of $191 million.

(e)	Represents scheduled principal payments.

NEXTEL COMMUNICATIONS, INC. AND SUBSIDIARIES
Unaudited
Notes to Financial Data

1)	Through June 30, 2003, we recognized handset sales as revenues on a straight-line basis over the estimated customer relationship period of 3.5 years in accordance with the Securities and Exchange Commission’s Staff Accounting Bulletin, or SAB, No. 101, “Revenue Recognition in Financial Statements.” Costs of handset sales were recognized over the same period in amounts equivalent to the revenues recognized from the handset sales. The handset costs in excess of the revenues (handset subsidies) generated from handset sales were expensed immediately as these amounts exceeded our minimum contractual revenues.

Effective July 1, 2003, we adopted the provisions of Emerging Issues Task Force, or EITF, Issue No. 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables.” Under EITF Issue No. 00-21, we no longer need to consider whether a customer is able to realize utility from the handset in the absence of undelivered service, as we did under SAB No. 101. Therefore, we account for the sale of a handset as a unit of accounting separate from the subsequent service to the customer. Accordingly, we recognize revenue from handset sales and the related cost of handset revenues when title to the handset passes to the customer for all arrangements entered into beginning July 1, 2003. We elected to apply the provisions of EITF Issue No. 00-21 to our existing customer arrangements as of July 1, 2003. Accordingly, we reduced our total assets and liabilities by about $1.3 billion, representing substantially all of the handset revenues and costs associated with the original sale of handsets that were deferred under SAB No. 101.

	For the year ended		For the three months ended
	December 31,		December 31,
	2003	2002	2003	2002
	(in millions)
Current period handset and accessory sales	$1,098	$892	$308	$247
Net effect of SAB No. 101	(170)	(357)	—	(100)

Handset and accessory revenues	$928	$535	$308	$147

Current period cost of handset and accessory sales	$1,665	$1,404	$455	$388
Net effect of SAB No. 101	(170)	(357)	—	(100)

Cost of handset and accessory revenues	$1,495	$1,047	$455	$288

2)	The 2003 loss on retirement of debt includes the loss associated with the retirement of our series D and series E preferred stock, which were classified as long-term debt effective July 1, 2003, in accordance with our adoption of Statement of Financial Accounting Standards, or SFAS, No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”

3)	Handsets in service, end of period, and net handset additions do not include handsets attributable to test markets, such as the Boost Mobile program. Net handset additions represents gross handsets activated during the period less handsets deactivated. These net handset additions reflect a customer churn rate of about 1.6% for 2003 and about 1.5% for the fourth quarter 2003. The customer churn rate is an indicator of customer retention and represents the monthly percentage of the customer base that disconnects from service. Customer churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period. Churn is not a measurement under accounting principles generally accepted in the United States and may not be similar to churn calculations of other companies.

Item 7.   Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

The following exhibit is furnished with this Form 8-K pursuant to Item 9 below.

Exhibit No.	Exhibit Description

99.1	Press Release, dated February 19, 2004

Item 9.   Regulation FD Disclosure (Information Being Furnished Under Item 12).

     In accordance with the Securities and Exchange Commission Release No.33-8216, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

     On February 19, 2004, Nextel issued a press release announcing certain financial and operating results for 2003. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into Item 9 of this Form 8-K by reference.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXTEL COMMUNICATIONS, INC.

/s/ Gary D. Begeman

By:	Gary D. Begeman Vice President and Deputy General Counsel

Date:   February 19, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated February 19, 2004